 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2015

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2015, the Company, Bank of America, N.A., and The Washington Trust Company entered into the Second Amendment (the “Amendment”) to the Credit Agreement, dated July 1, 2014 (as amended to date, the “Credit Agreement”). The Amendment adjusted the Maximum Consolidated Leverage Ratio, as defined in the Credit Agreement, for September 30, 2015 and each fiscal quarter thereafter from 1.00:1.00 to 1.75:1.00 for September 30, 2015, 1.50:1.00 for December 31, 2015, and 1.25:1.00 for March 31, 2016 and each fiscal quarter thereafter.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of September 30, 2015, by and among Bank of America, N.A., The Washington Trust Company and KVH Industries, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: October 5, 2015	BY:	/s/ PETER RENDALL
Peter Rendall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of September 30, 2015, by and among Bank of America, N.A., The Washington Trust Company and KVH Industries, Inc.